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                                                                      Exhibit 21

Direct and Indirect Wholly-Owned Subsidiaries of Waste Industries USA, Inc.
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Black Bear Disposal, LLC
CLD of Nashville, LLC
Duplin County Disposal, LLC
ECO Services, LLC
Laurens County Landfill, LLC
Moss Point Disposal, LLC
Old Kings Road Solid Waste, LLC
Railroad Avenue Disposal, LLC
Red Rock Disposal, LLC
Reliable Trash Service, LLC
S & S Enterprises of Mississippi, LLC
Safeguard Landfill Management, LLC
Sampson County Disposal, LLC
Shamrock Environmental Services, LLC
Southern Waste of Alabama, LLC
Southern Waste Services of Mississippi, LLC
TransWaste Services, LLC
Van Buren County Landfill, LLC
WasteCo, LLC
Waste Industries, LLC
Waste Industries LandCo, LLC
Waste Industries of Mississippi, LLC
Waste Industries of Tennessee, LLC
Waste Industries Property Co., LLC
Waste Services of Decatur, LLC
Waste Services of Memphis, LLC
Waste Services of North Carolina, LLC
Waste Services of Tennessee, LLC